SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2004
FILE NUMBER 811-5686
SERIES NO.: 11

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $ 7,298
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $ 2,846
              Class C Shares                 $ 1,663
              Class R Shares                 $   000
              Class Investor Class           $   550
              Class I Shares                 $     4

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.4992
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.3645
              Class C Shares                 $000.3645
              Class R Shares                 $000.1105
              Class Investor Class           $000.4168
              Class I Shares                 $000.1400

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   19,534
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   8,132
              Class C Shares                   5,452
              Class R Shares                       1
              Class Investor Class             1,397
              Class I Shares                      48

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $  21.41
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 21.48
              Class C Shares                 $ 21.44
              Class R Shares                 $ 21.41
              Class Investor Class           $ 21.40
              Class I Shares                 $ 21.42